UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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(Amendment No.  )

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☒          Definitive Additional Materials

☐           Soliciting Material Under Rule 14a-12

CRACKER BARREL OLD COUNTRY STORE, INC.
(Name of Registrant as Specified in Its Charter)

BIGLARI HOLDINGS INC. BIGLARI CAPITAL CORP. THE LION FUND, L.P. SARDAR BIGLARI
(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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Item 1: The following materials were posted by Biglari Holdings Inc. to http://www.enhancecrackerbarrel.com:

BIGLARI HOLDINGS INC.

175 EAST HOUSTON STREET, SUITE 1300
SAN ANTONIO, TEXAS 78205
TELEPHONE (210) 344-3400
FAX (210) 344-3411

SARDAR BIGLARI, CHAIRMAN & CEO

December 9, 2011

Dear Fellow Stockholders:

In my last letter to you, as of November 14, I expressed my views on Cracker Barrel in a 10 page letter. The letter supplied you with the information I felt was necessary to judge the operating performance of Cracker Barrel. The Board in its further responses has sent shareholders several missives including what I believe to be many logical fallacies — i.e., *argumentum ad hominem* — that predominantly attack me rather than my ideas. The Board, led by Chairman Woodhouse, is diverting your attention from Cracker Barrel's lugubrious operating performance. Their record speaks for itself, and no rhetoric can conceal the facts. Let's review the Board's performance by repeating a few salient truths which over the last seven years have marred its decisions:

- The Board has spent $615 million in capital, yet operating profit over the same time period *declined*!
- Customer traffic *declined* 26 out of the last 29 quarters.
- Customer traffic *declined* a cumulative 15%.
- Operating income per store *declined* by a cumulative 13%.

These are not my opinions; they are facts. Reality-based facts are all one needs to know to assess the operating performance of the Board. It is difficult, almost impossible, to argue against bare facts.

To fix a faulty trend is, first, to admit that the results have not been satisfactory. But Ms. Cochran writes in her December 2 letter, "Given our long-term track record of success, including outperforming Knapp-Track on traffic and sales for 18 of the past 21 quarters, we are not a 'broken company.'" The only phrase I agree with in her statement is that Cracker Barrel is *not* a broken company. But her failing to acknowledge the truth that traffic has been *negative* in 26 out of the last 29 quarters and instead state that the Company has had a "long-term track record of success" is a clear, overt overstatement. I believe the Board is skirting a valid admission that the brand has not lived up to its potential. Simply put, these facts demonstrate that Cracker Barrel has *not* had a "long-term track record of success."

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Consequently, this proxy contest is a referendum on the Company's poor operating performance. Plainly, Cracker Barrel is an A+ brand but has failed to achieve an A+ performance.

Instead of focusing on a defense on their own performance, Chairman Woodhouse and his Board attempt in a shareholder presentation to discredit my operational performance at Steak n Shake by asserting quite erroneously that I have "slashed operational investment at Steak n Shake – focused only on [the] short-term." This statement is categorically misleading and mischaracterizes the facts. On the contrary, I have made significant operational investments: I have increased spending in training, product quality, menu innovation, improved ambiance, among other customer-centric enhancements. The real test is how Steak n Shake has performed; on that objective assessment, both top line and bottom line soared. Our record speaks for itself. Here are a few dominant and conspicuous facts from the time I assumed control:

- Customer traffic *increased* a cumulative 28%.
- Customer traffic has been *up* 11 consecutive quarters.
- Pre-tax earnings went from a *loss* of $33 million in 2008 to a *gain* of $38 million in 2010.
- Operating income per store has *increased* every year.

But this contest is not about Steak n Shake. It's about Cracker Barrel's failing to perform up to its potential. Because we are professional investors and have deep operations experience, we are convinced that with the right board direction Cracker Barrel can do much better and deliver far higher shareholder returns.

* * *

In my prior letter I compared Cracker Barrel's shareholder returns to those of a widely used index, the S&P Restaurant Index, a capitalization-weighted index of the restaurant companies in the S&P 500 Index. The S&P Restaurant Index is the one I have used for our own company. While the Board also compares itself to the S&P 500 Index, it objects to my comparing Cracker Barrel to the restaurant companies within the S&P 500 Index. Instead, the Board prefers the S&P 600 Restaurant Index.

It is important to note that judging a company according to a peer group invites disagreement, for reasonable, knowledgeable parties can readily reach divergent views in determining the appropriate group of peers. Notwithstanding, in our judgment, the S&P 1500 Restaurant Index (which includes Cracker Barrel) with an aggregate market capitalization of approximately $176 billion is a more appropriate benchmark than the S&P 600 Restaurant Index, which has an aggregate market capitalization of approximately $10 billion. Accordingly, we believe that the S&P Restaurant Index and S&P 1500 Restaurant Index are better representations of the performance of the restaurant industry. To make the comparisons even more equitable, we have done the assessment on both market capitalization-weighted and equal-weighted basis. The equal-weighted indices negate the effect of constituents with larger market capitalizations.

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Relative Shareholder Returns

	Total Shareholder Returns				
	1-Year	3-Year	5-Year	7-Year	10-Year
Cracker Barrel	(19.7%)	63.5%	10.2%	26.7%	111.0%
S&P Restaurant Index	22.9%	70.3%	103.5%	202.8%	333.6%
S&P 600 Restaurant Index	(4.4%)	30.2%	(7.6%)	11.8%	90.3%
S&P 1500 Restaurant Index	21.5%	70.2%	82.0%	150.4%	260.4%

Relative Shareholder Returns — Equal Weight

	Total Shareholder Returns				
	1-Year	3-Year	5-Year	7-Year	10-Year
Cracker Barrel	(19.7%)	63.5%	10.2%	26.7%	111.0%
S&P Restaurant Index (Equal Weight)	31.6%	156.9%	162.2%	245.0%	392.8%
S&P 600 Restaurant Index (Equal Weight)	0.6%	43.2%	1.9%	26.8%	143.2%
S&P 1500 Restaurant Index (Equal Weight)	8.3%	66.8%	34.3%	74.4%	200.0%

All share prices used to calculate Total Shareholder Return and market capitalization are as of September 30, 2011.
The data has been prepared by Zacks Investment Research, Inc. Used with permission. All rights reserved. Copyright 1979-2011 - Index Data Source: Copyright Standard and Poor's, Inc., a division of McGraw Hill. Used with permission. All rights reserved.

Exhibit A contains further information on the aforementioned indices, including the identities of the companies that constitute these indices. We believe we have supplied you with all the relevant information you need to arrive at your own conclusion.

* * *

Another area in which the Board presents mixed messages is on directors' qualifications necessary to serve on the Board. The Board has told you that it takes issue with appointing me because it finds conflict in appointing a "director who was a director or officer of another restaurant company." Yet an officer of Cracker Barrel, Vice President Walter Tyree, is currently sitting on the board of CEC Entertainment, the operator of Chuck E. Cheese's restaurants. We suspect that the Board and management did not take issue with Mr. Tyree's sitting on the board of CEC Entertainment because it is quite commonplace for a director or officer of one restaurant company to sit on the board of another. In fact, in roughly 50% of all publicly traded restaurant companies, a board member is also a director or officer of another restaurant firm. In some cases, the same individual sits on three boards of restaurant companies. Again, to make sure you have been supplied with facts, I have enclosed for your knowledge on Exhibit B the information on these situations.

In addition, the Board laid out in its own proxy statement the qualifications it is seeking in a director: "We believe that directors with experience in significant leadership positions over a long period of time, especially chief executive officer positions, provide the Company with strategic thinking and multiple perspectives." It added, "As a company that relies upon the

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strength of our brand, we seek directors who are familiar with the restaurant and retail industries." I believe I have the exact qualifications laid out in Cracker Barrel's own proxy: (1) CEO-level experience leading an organization of 20,000 plus employees, (2) turnaround and restaurant experience, and (3) capital markets and board level experience. Furthermore, we are the largest owners of the Company with an ownership of just under 10% — a multiple of the amount of stock owned by all the directors and officers of Cracker Barrel combined.

* * *

The Board continuously states that I am seeking control. On the contrary, we filed a regulatory requirement with the Federal Trade Commission (FTC) and the Department of Justice. As part of our FTC filing we specifically wrote to Cracker Barrel and provided a copy to the FTC stating that "Biglari Holdings is not seeking to acquire control of Cracker Barrel." Furthermore, under Tennessee law, there are strict anti-takeover laws. I have included in Exhibit C excerpts of the statutes. In the face of these facts, the Board keeps on asserting that I am seeking control.

In my last letter to you, I discussed investments in which we owned in excess of 5%, filed a Schedule 13D with the SEC, and exited these investments in transactions that unlocked value for all shareholders — i.e., Western Sizzlin Corp., Friendly Ice Cream Corp., Fremont Michigan InsuraCorp, Inc. and Penn Millers Holding Corp. In addition to these closed 13D positions, there are currently three ongoing 13D investments (Biglari Holdings, CCA Industries, Inc. and ITEX Corporation, the latter two are trading below our cost basis). The purpose of my discussion was not simply to highlight winning investments but to convey to you that not all my investments are made with the ultimate goal of gaining control; our goal is to maximize profit. We believe our position as a significant shareholder of the referenced companies enabled us to exert varying degrees of influence. (I am Chairman and CEO of Western and a director of CCA Industries.) In essence, my past investments demonstrate the flexibility of my investment approach which is dynamic and reliant on a variety of factors.

Of course, I cannot guarantee future performance in Cracker Barrel or in any investment. Besides stating the obvious, you should also recognize clearly that I am only seeking one board seat out of eleven on the Board of Cracker Barrel; even if I win, there is no assurance that my ideas would be implemented. However, I certainly anticipate that my involvement will advance thinking, raise expectations, and begin a process for the owners to earn an adequate return on their investment.

* * *

The annual meeting of stockholders for Cracker Barrel can be a highly productive turning point for the Company's customers, employees, and shareholders. It is time for ownership to be properly represented on the Board. I lay my reputation on the line that I am in the stock for the long run, that I have your best interests in mind, and that I will do my best to help improve Cracker Barrel's operating performance.

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It is imperative that you vote and return only the GOLD proxy card. Do not mail the white proxy card sent to you by the Company.

I look forward to serving you as a productive steward of your capital.

Sincerely,

Sardar Biglari

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EXHIBIT A

Relative Shareholder Returns

	Total Shareholder Returns				
	1-Year	3-Year	5-Year	7-Year	10-Year
Cracker Barrel	(19.7%)	63.5%	10.2%	26.7%	111.0%
S&P Restaurant Index	22.9%	70.3%	103.5%	202.8%	333.6%
S&P 600 Restaurant Index	(4.4%)	30.2%	(7.6%)	11.8%	90.3%
S&P 1500 Restaurant Index	21.5%	70.2%	82.0%	150.4%	260.4%

Relative Shareholder Returns — Equal Weight

	Total Shareholder Returns				
	1-Year	3-Year	5-Year	7-Year	10-Year
Cracker Barrel	(19.7%)	63.5%	10.2%	26.7%	111.0%
S&P Restaurant Index (Equal Weight)	31.6%	156.9%	162.2%	245.0%	392.8%
S&P 600 Restaurant Index (Equal Weight)	0.6%	43.2%	1.9%	26.8%	143.2%
S&P 1500 Restaurant Index (Equal Weight)	8.3%	66.8%	34.3%	74.4%	200.0%

	Number of Constituents	Cumulative Market Cap *($ Billions)*
S&P Restaurant Index	5	156.6
S&P 600 Restaurant Index	16	10.4
S&P 1500 Restaurant Index	26	176.0

Notes

The S&P Restaurant Index is a widely used capitalization-weighted index of the restaurant companies in the S&P 500 Index. Cracker Barrel Old Country Store, Inc. ("Cracker Barrel") in its November 21, 2011 letter compared itself to the S&P 500 Index but not to the restaurant companies in the S&P 500 Index. Instead, Cracker Barrel compared itself to the S&P 600 Restaurant Index. We believe the S&P Restaurant Index and the S&P 1500 Restaurant Index are more appropriate benchmarks than the S&P 600 Restaurant Index. As disclosed above, the 16 companies that comprise the S&P 600 Restaurant Index have an aggregate market capitalization of only $10.4 billion, of which Cracker Barrel represents approximately 8.8%. In contrast, the S&P 1500 Restaurant Index is comprised of 26 companies with aggregate market capitalization of $176.0 billion, of which Cracker Barrel represents only approximately 0.5%. Accordingly, we believe that the S&P Restaurant Index and S&P 1500 Restaurant Index are broader representations of the performance of the restaurant industry.

Cracker Barrel is a constituent of both the S&P 1500 Restaurant Index and the S&P 600 Restaurant Index. All share prices used to calculate Total Shareholder Return and market capitalization are as of September 30, 2011.

The S&P Restaurant Index is a capitalization-weighted index of the restaurant companies in the S&P 500 Index. The S&P Restaurant Index is comprised of Darden Restaurants Inc., Chipotle Mexican Grill Inc., McDonald's Corp., Starbucks Corp., and Yum! Brands Inc.

The S&P 600 Restaurant Index is a capitalization-weighted index of the restaurant companies in the S&P 600 Index. The S&P 600 Restaurant Index is comprised of BJ's Restaurants Inc, Biglari Holdings Inc., Buffalo Wild Wings, CEC Entertainment Inc., Cracker Barrel Old Country Store Inc., DineEquity Inc., Jack in the Box Inc., O'Charleys Inc., PF Chang's China Bistro Inc.,

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Papa John's Intl Inc., Peets Coffee & Tea Inc., Red Robin Gourmet Burgers, Ruby Tuesday Inc., Ruth's Hospitality Group, Inc., Sonic Corp. and Texas Roadhouse.

The S&P 1500 Restaurant Index is a capitalization-weighted index of the restaurant companies in the S&P 1500 Index. The S&P 1500 Restaurant Index is comprised of all companies included in the S&P Restaurant Index and S&P 600 Restaurant Index, as well as Bob Evans Farms, Brinker Intl Inc., Cheesecake Factory Inc., Panera Bread Co., and The Wendy's Company.

The S&P Restaurant Index (Equal Weight) is derived from, and has the same constituents as, the capitalization weighted S&P Restaurant Index, but each company in such index is weighted on an equal basis. The S&P 600 Restaurant Index (Equal Weight) is derived from, and has the same constituents as, the capitalization weighted S&P 600 Restaurant Index, but each company in such index is weighted on an equal basis. The S&P 1500 Restaurant Index (Equal Weight) is derived from, and has the same constituents as, the capitalization weighted S&P 1500 Restaurant Index, but each company in such index is weighted on an equal basis.

The data has been prepared by Zacks Investment Research, Inc. Used with permission. All rights reserved. Copyright 1979-2011 - Index Data Source: Copyright Standard and Poor's, Inc., a division of McGraw Hill. Used with permission. All rights reserved.

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EXHIBIT B: PUBLICLY TRADED RESTAURANT COMPANIES WHOSE DIRECTORS SERVE AS THE DIRECTOR OR OFFICER OF ANOTHER RESTAURANT COMPANY

Following is a list of restaurant companies traded on the New York Stock Exchange or Nasdaq that have one or more directors who serve as a director or officer of another restaurant company. All information presented herein is based solely on information made publicly available in filings with the Securities Exchange Commission.

1 **Bob Evans Farms, Inc. (BOBE)**

E. William Ingram
CEO - White Castle System, Inc.

2 **Bravo Brio Restaurant Group, Inc. (BBRG)**

Fortunato Valenti
CEO - Patina Restaurant Group, LLC

David Pittaway
Morton's Restaurant Group, Inc. (MRT)
The Cheesecake Factory Incorporated (CAKE)

3 **Brinker International, Inc. (EAT)**

Michael Dixon
Pinkberry

Jon Luther
Dunkin' Brands Group, Inc. (DNKN)

4 **Caribou Coffee Company, Inc. (CBOU)**

Wallace Doolin
Famous Dave's of America, Inc. (DAVE)

5 **Carrols Restaurant Group, Inc. (TAST)**

Alan Vituli (CEO)
Ruth's Hospitality Group, Inc. (RUTH)

6 **CEC Entertainment, Inc. (CEC)**

Louis Neeb
Denny's Corporation (DENN)

Walter Tyree
Cracker Barrel Old Country Store, Inc. (CBRL)

7 **The Cheesecake Factory Incorporated (CAKE)**

David Pittaway
Morton's Restaurant Group, Inc. (MRT)
Bravo Brio Restaurant Group, Inc. (BBRG)

8 **Cosi, Inc. (COSI)**

Creed Ford
Co-CEO - Fired Up, Inc.

Michael O'Donnell
CEO - Ruth's Hospitality Group, Inc. (RUTH)
LRI Holdings, Inc.

Robert Merritt
Ruth's Hospitality Group, Inc. (RUTH)

9 **Denny's Corporation (DENN)**

Louis Neeb
CEC Entertainment, Inc. (CEC)

10 **Domino's Pizza, Inc. (DPZ)**

Richard Federico
Co-CEO - P.F. Chang's China Bistro, Inc. (PFCB)
Jamba, Inc. (JMBA)

Andrew Balson
OSI Restaurant Partners, LLC
Dunkin' Brands Group Inc (DNKN)

11 **Dunkin' Brands Group, Inc. (DNKN)**

Andrew Balson
OSI Restaurant Partners, LLC
Domino's Pizza, Inc. (DPZ)

Jon Luther
Brinker International, Inc. (EAT)

Mark Nunnelly
OSI Restaurant Partners, LLC

Publicly-traded restaurant companies listed on the NYSE or NASDAQ – as of 12/1/2011.

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12 **Famous Dave's of America, Inc. (DAVE)**

Wallace Doolin
Caribou Coffee Company, Inc. (CBOU)

13 **Good Times Restaurants Inc. (GTIM)**

Gary Heller Elephant & Castle Group Inc.	**Keith Radford** Elephant & Castle Group Inc.

14 **Jamba, Inc. (JMBA)**

Richard L. Federico Co-CEO - PF Chang's China Bistro (PFCB) Domino's Pizza (DPZ)	**Brian Swette** Burger King Holdings, Inc. (BKC)	**Lesley Howe** P.F. Chang's China Bistro, Inc. (PFCB)

15 **Luby's Inc. (LUB)**

Christopher Pappas (CEO) CEO - Pappas Restaurants, Inc.	**Harris Pappas** Pappas Restaurants, Inc.

16 **McCormick & Schmick's Seafood Restaurant (MSSR)**

Christine Deputy
Dunkin' Brands Group, Inc. (DNKN)

17 **Mortons Restaurant Group, Inc. (MRT)**

David Pittaway
Bravo Brio Restaurant Group, Inc. (BBRG)
The Cheesecake Factory Incorporated (CAKE)

18 **O'Charley's Inc. (CHUX)**

Douglas Benham
Sonic Corporation (SONC)

19 **Papa John's Int'l, Inc. (PZZA)**

Wayne Taylor
CEO - Texas Roadhouse, Inc. (TXRH)

20 **P.F. Chang's China Bistro, Inc. (PFCB)**

Richard Federico (Co-CEO) Domino's Pizza, Inc. (DPZ) Jamba, Inc. (JMBA)	**Lesley Howe** Jamba, Inc. (JMBA)	**James Shennan** Starbucks Corporation (SBUX)

21 **Pizza Inn Inc. (PZZI)**

Steven Johnson CEO - F&H Acquisition Corp.	**Clinton Coleman** F&H Acquisition Corp.	**James Zielke** F&H Acquisition Corp.

22 **Ruth's Hospitality Group, Inc. (RUTH)**

Michael O'Donnell (CEO) Cosi, Inc. (COSI) LRI Holdings, Inc.	**Alan Vituli** CEO - Carrols Restaurant Group, Inc. (TAST)	**Robert Merritt** Cosi, Inc. (COSI)

23 **Sonic Corporation (SONC)**

Douglas Benham
O'Charley's Inc. (CHUX)

24 **Starbucks Corporation (SBUX)**

James Shennan
P.F. Chang's China Bistro, Inc. (PFCB)

25 **Texas Roadhouse, Inc. (TXRH)**

Wayne Taylor (CEO)
Papa John's Int'l, Inc. (PZZA)

Publicly-traded restaurant companies listed on the NYSE or NASDAQ – as of 12/1/2011.

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EXHIBIT C

Following are provisions of the Tennessee Business Combination Act and Tennessee Control Share Acquisition Act referenced in the attached letter. These provisions are excerpts from these statutes and are qualified in their entirety by reference to the full text of such statutes.

Tennessee Code

Business Combination Act

48-103-203. Part definitions.

As used in this part, unless the context otherwise requires:

…

(11) "Interested shareholder," when used in reference to any resident domestic corporation, means any person (other than such resident domestic corporation or any subsidiary of such resident domestic corporation) that:

(A) (i) Is the beneficial owner, directly or indirectly, of ten percent (10%) or more of the voting power of any class or series of the then outstanding voting stock of such resident domestic corporation; or

(ii) Is an affiliate or associate of such resident domestic corporation and at any time within the five-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of ten percent (10%) or more of the voting power of any class or series of the then outstanding stock of such resident domestic corporation;

…

(17) "Share acquisition date," with respect to any person and any resident domestic corporation, means the date that such person first becomes an interested shareholder of such resident domestic corporation;

…

48-103-205. Business combination prohibited for five-year period -- Exceptions.

Notwithstanding any other applicable provisions which may be contained in the Tennessee Business Corporation Act, compiled in chapters 11-27 of this title, or other Tennessee statutes to the contrary, no resident domestic corporation shall engage in any business combination, or vote, consent, or otherwise act to authorize a subsidiary of the resident domestic corporation to engage in any business combination, with, with

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respect to, proposed by or on behalf of, or pursuant to any agreement, arrangement or understanding (whether or not in writing) with any interested shareholder of such resident domestic corporation or any affiliate or associate of such interested shareholder for a period of five (5) years following such interested shareholder's share acquisition date unless:

(1) Such business combination or the transaction which resulted in the shareholder becoming an interested shareholder is approved by the board of directors of such resident domestic corporation prior to such interested shareholder's share acquisition date, and the proposed business combination satisfies any additional applicable requirements imposed by law and by the charter or bylaws of such resident domestic corporation; or

(2) The business combination is not subject to regulation under this part by virtue of the provisions of § 48-103-207.

* * *

<u>**Control Share Acquisition Act**</u>

48-103-302. Part definitions.

As used in this part, unless the context otherwise requires:

…

(3) (A) "Control share acquisition" means the acquisition, directly or indirectly, by any person of ownership of, or the power to direct the exercise of voting power with respect to, issued and outstanding control shares. All shares acquired within ninety (90) days and all shares acquired pursuant to a plan to make a control share acquisition shall be deemed to have been acquired in the same acquisition for purposes of this subdivision (3);

…

(4) "Control shares" means shares which, but for the provisions of this part, would have voting power with respect to shares of a corporation that, when added to all other shares of the corporation owned by a person or with respect to which that person may exercise or direct the exercise of voting power, except by virtue of a revocable proxy or written consent, would entitle that person, immediately upon acquisition of the shares, to exercise or direct the exercise of voting power of the corporation in the election of directors within any of the following ranges of voting power:

(A) One fifth (1/5) or more but less than one third (1/3) of all voting power;

(B) One third (1/3) or more but less than a majority of all voting power; or

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(C) A majority or more of all voting power;

provided, that "control shares" includes such shares only to the extent to which their acquisition causes the acquiring person to exceed any threshold of voting power set forth above for which approval has not been obtained previously pursuant to § 48-103-307;

…

(6) "Interested shares" means the shares of a corporation which are owned, or with respect to which an irrevocable proxy is held, by:

(A) An acquiring person;

(B) Any officer of the corporation; or

(C) Any employee of the corporation who is also a director of the corporation;

…

48-103-303. Voting rights generally.

Control shares of a corporation that are acquired in a control share acquisition shall have only such voting rights as shall be conferred pursuant to § 48-103-307.

48-103-307. Shareholder approval of voting rights.

Control shares acquired in a control share acquisition shall have the same voting rights as all other shares of the same class or series only if approved by resolution of the corporation's shareholders at an annual or special meeting convened pursuant to § 48-103-306. Such resolution must be approved at such meeting by the holders of a majority of all of the shares entitled to vote generally with respect to the election of directors except interested shares, which shall not be entitled to vote with respect to such resolution. If no such resolution is approved, such shares shall regain their voting rights upon transfer to another person unless such transfer constitutes a control share acquisition by the acquiror, in which case the voting rights of such shares shall be subject to the provisions hereof. Sections 48-17-104 and 48-17-208 shall not apply to the shareholder approval contemplated by this part.

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Item 2:  On December 9, 2011, Biglari Holdings Inc. issued the following press release:

FOR IMMEDIATE RELEASE

SARDAR BIGLARI ISSUES LETTER TO SHAREHOLDERS OF
CRACKER BARREL OLD COUNTRY STORE, INC.

San Antonio, TX, December 9, 2011 – Sardar Biglari, Chairman and Chief Executive Officer of Biglari Holdings Inc. (NYSE: BH), today issued a letter to shareholders of Cracker Barrel Old Country Store, Inc. (NASDAQ: CBRL). Click here to access the letter.

* * *

CERTAIN INFORMATION CONCERNING PARTICIPANTS

Biglari Holdings Inc., an Indiana corporation (“Biglari Holdings”), together with the other participants named below, has filed with the Securities and Exchange Commission (“SEC”) a definitive proxy statement and accompanying proxy card to be used to solicit votes for the election of Sardar Biglari to the Board of Directors of Cracker Barrel Old Country Store, Inc., a Tennessee corporation (the “Company”), at the 2011 annual meeting of shareholders of the Company.

BIGLARI HOLDINGS STRONGLY ADVISES ALL SHAREHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY CONTAIN, AND WILL CONTAIN, IMPORTANT INFORMATION.  SUCH PROXY MATERIALS ARE AVAILABLE AT NO CHARGE ON THE SEC’S WEB SITE AT HTTP://WWW.SEC.GOV.  IN ADDITION, THE PARTICIPANTS IN THIS PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE UPON REQUEST.  REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS’ PROXY SOLICITOR, INNISFREE M&A INCORPORATED, TOLL-FREE AT (888) 750-5834, BANKS AND BROKERS CALL COLLECT AT (212) 750-5833.

The participants in this proxy solicitation are Biglari Holdings, Biglari Capital Corp., a Texas corporation (“BCC”), The Lion Fund, L.P., a Delaware limited partnership (the “Lion Fund”), and Sardar Biglari.

As of the date hereof, Biglari Holdings directly owns 2,147,887 shares of Common Stock of the Company.  As of the date hereof, the Lion Fund directly owns 140,100 shares of Common Stock.  Each of BCC, as the general partner of the Lion Fund, and Biglari Holdings, as the parent of BCC, may be deemed to beneficially own the shares of Common Stock directly owned by the Lion Fund.  Mr. Biglari, as the Chairman and Chief Executive Officer of each of BCC and Biglari Holdings, may be deemed to beneficially own the shares of Common Stock directly owned by Biglari Holdings and the Lion Fund.

As members of a “group” for the purposes of Rule 13d-5(b)(1) of the Securities Exchange Act of 1934, as amended, each of the participants in this proxy solicitation is deemed to beneficially own the shares of Common Stock of the Company beneficially owned in the aggregate by the other participants. Each of the participants in this proxy solicitation disclaims beneficial ownership of such shares of Common Stock except to the extent of his or its pecuniary interest therein.

Item 3: The following materials were posted by Biglari Holdings Inc. to http://www.enhancecrackerbarrel.com:

FOR IMMEDIATE RELEASE

SAN ANTONIO, TX — December 9, 2011 — Sardar Biglari, Chairman and Chief Executive Officer of Biglari Holdings Inc. (NYSE: BH), today issued the following letter to shareholders of Cracker Barrel Old Country Store, Inc. (NASDAQ: CBRL). Click here to see the shareholder letter in its original form.

Dear Fellow Stockholders:

In my last letter to you, as of November 14, I expressed my views on Cracker Barrel in a 10 page letter. The letter supplied you with the information I felt was necessary to judge the operating performance of Cracker Barrel. The Board in its further responses has sent shareholders several missives including what I believe to be many logical fallacies — i.e., *argumentum ad hominem* — that predominantly attack me rather than my ideas. The Board, led by Chairman Woodhouse, is diverting your attention from Cracker Barrel's lugubrious operating performance. Their record speaks for itself, and no rhetoric can conceal the facts. Let's review the Board's performance by repeating a few salient truths which over the last seven years have marred its decisions:

- The Board has spent $615 million in capital, yet operating profit over the same time period *declined*!
- Customer traffic *declined* 26 out of the last 29 quarters.
- Customer traffic *declined* a cumulative 15%.
- Operating income per store *declined* by a cumulative 13%.

These are not my opinions; they are facts. Reality-based facts are all one needs to know to assess the operating performance of the Board. It is difficult, almost impossible, to argue against bare facts.

To fix a faulty trend is, first, to admit that the results have not been satisfactory. But Ms. Cochran writes in her December 2 letter, "Given our long-term track record of success, including outperforming Knapp-Track on traffic and sales for 18 of the past 21 quarters, we are not a 'broken company.'" The only phrase I agree with in her statement is that Cracker Barrel is *not* a broken company. But her failing to acknowledge the truth that traffic has been *negative* in 26 out of the last 29 quarters and instead state that the Company has had a "long-term track record of success" is a clear, overt overstatement. I believe the Board is skirting a valid admission that the brand has not lived up to its potential. Simply put, these facts demonstrate that Cracker Barrel has *not* had a "long-term track record of success."

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Consequently, this proxy contest is a referendum on the Company's poor operating performance. Plainly, Cracker Barrel is an A+ brand but has failed to achieve an A+ performance.

Instead of focusing on a defense on their own performance, Chairman Woodhouse and his Board attempt in a shareholder presentation to discredit my operational performance at Steak n Shake by asserting quite erroneously that I have "slashed operational investment at Steak n Shake – focused only on [the] short-term." This statement is categorically misleading and mischaracterizes the facts. On the contrary, I have made significant operational investments: I have increased spending in training, product quality, menu innovation, improved ambiance, among other customer-centric enhancements. The real test is how Steak n Shake has performed; on that objective assessment, both top line and bottom line soared. Our record speaks for itself. Here are a few dominant and conspicuous facts from the time I assumed control:

- Customer traffic *increased* a cumulative 28%.
- Customer traffic has been *up* 11 consecutive quarters.
- Pre-tax earnings went from a *loss* of $33 million in 2008 to a *gain* of $38 million in 2010.
- Operating income per store has *increased* every year.

But this contest is not about Steak n Shake. It's about Cracker Barrel's failing to perform up to its potential. Because we are professional investors and have deep operations experience, we are convinced that with the right board direction Cracker Barrel can do much better and deliver far higher shareholder returns.

* * *

In my prior letter I compared Cracker Barrel's shareholder returns to those of a widely used index, the S&P Restaurant Index, a capitalization-weighted index of the restaurant companies in the S&P 500 Index. The S&P Restaurant Index is the one I have used for our own company. While the Board also compares itself to the S&P 500 Index, it objects to my comparing Cracker Barrel to the restaurant companies within the S&P 500 Index. Instead, the Board prefers the S&P 600 Restaurant Index.

It is important to note that judging a company according to a peer group invites disagreement, for reasonable, knowledgeable parties can readily reach divergent views in determining the appropriate group of peers. Notwithstanding, in our judgment, the S&P 1500 Restaurant Index (which includes Cracker Barrel) with an aggregate market capitalization of approximately $176 billion is a more appropriate benchmark than the S&P 600 Restaurant Index, which has an aggregate market capitalization of approximately $10 billion. Accordingly, we believe that the S&P Restaurant Index and S&P 1500 Restaurant Index are better representations of the performance of the restaurant industry. To make the comparisons even more equitable, we have done the assessment on both market capitalization-weighted and equal-weighted basis. The equal-weighted indices negate the effect of constituents with larger market capitalizations.

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Relative Shareholder Returns

	Total Shareholder Returns				
	1-Year	3-Year	5-Year	7-Year	10-Year
Cracker Barrel	(19.7%)	63.5%	10.2%	26.7%	111.0%
S&P Restaurant Index	22.9%	70.3%	103.5%	202.8%	333.6%
S&P 600 Restaurant Index	(4.4%)	30.2%	(7.6%)	11.8%	90.3%
S&P 1500 Restaurant Index	21.5%	70.2%	82.0%	150.4%	260.4%

Relative Shareholder Returns — Equal Weight

	Total Shareholder Returns				
	1-Year	3-Year	5-Year	7-Year	10-Year
Cracker Barrel	(19.7%)	63.5%	10.2%	26.7%	111.0%
S&P Restaurant Index (Equal Weight)	31.6%	156.9%	162.2%	245.0%	392.8%
S&P 600 Restaurant Index (Equal Weight)	0.6%	43.2%	1.9%	26.8%	143.2%
S&P 1500 Restaurant Index (Equal Weight)	8.3%	66.8%	34.3%	74.4%	200.0%

All share prices used to calculate Total Shareholder Return and market capitalization are as of September 30, 2011.
The data has been prepared by Zacks Investment Research, Inc. Used with permission. All rights reserved. Copyright 1979-2011 - Index Data Source: Copyright Standard and Poor's, Inc., a division of McGraw Hill. Used with permission. All rights reserved.

Exhibit A contains further information on the aforementioned indices, including the identities of the companies that constitute these indices. We believe we have supplied you with all the relevant information you need to arrive at your own conclusion.

* * *

Another area in which the Board presents mixed messages is on directors' qualifications necessary to serve on the Board. The Board has told you that it takes issue with appointing me because it finds conflict in appointing a "director who was a director or officer of another restaurant company." Yet an officer of Cracker Barrel, Vice President Walter Tyree, is currently sitting on the board of CEC Entertainment, the operator of Chuck E. Cheese's restaurants. We suspect that the Board and management did not take issue with Mr. Tyree's sitting on the board of CEC Entertainment because it is quite commonplace for a director or officer of one restaurant company to sit on the board of another. In fact, in roughly 50% of all publicly traded restaurant companies, a board member is also a director or officer of another restaurant firm. In some cases, the same individual sits on three boards of restaurant companies. Again, to make sure you have been supplied with facts, I have enclosed for your knowledge on Exhibit B the information on these situations.

In addition, the Board laid out in its own proxy statement the qualifications it is seeking in a director: "We believe that directors with experience in significant leadership positions over a long period of time, especially chief executive officer positions, provide the Company with strategic thinking and multiple perspectives." It added, "As a company that relies upon the

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strength of our brand, we seek directors who are familiar with the restaurant and retail industries." I believe I have the exact qualifications laid out in Cracker Barrel's own proxy: (1) CEO-level experience leading an organization of 20,000 plus employees, (2) turnaround and restaurant experience, and (3) capital markets and board level experience. Furthermore, we are the largest owners of the Company with an ownership of just under 10% — a multiple of the amount of stock owned by all the directors and officers of Cracker Barrel combined.

* * *

The Board continuously states that I am seeking control. On the contrary, we filed a regulatory requirement with the Federal Trade Commission (FTC) and the Department of Justice. As part of our FTC filing we specifically wrote to Cracker Barrel and provided a copy to the FTC stating that "Biglari Holdings is not seeking to acquire control of Cracker Barrel." Furthermore, under Tennessee law, there are strict anti-takeover laws. I have included in Exhibit C excerpts of the statutes. In the face of these facts, the Board keeps on asserting that I am seeking control.

In my last letter to you, I discussed investments in which we owned in excess of 5%, filed a Schedule 13D with the SEC, and exited these investments in transactions that unlocked value for all shareholders – i.e., Western Sizzlin Corp., Friendly Ice Cream Corp., Fremont Michigan InsuraCorp, Inc. and Penn Millers Holding Corp. In addition to these closed 13D positions, there are currently three ongoing 13D investments (Biglari Holdings, CCA Industries, Inc. and ITEX Corporation, the latter two are trading below our cost basis). The purpose of my discussion was not simply to highlight winning investments but to convey to you that not all my investments are made with the ultimate goal of gaining control; our goal is to maximize profit. We believe our position as a significant shareholder of the referenced companies enabled us to exert varying degrees of influence. (I am Chairman and CEO of Western and a director of CCA Industries.) In essence, my past investments demonstrate the flexibility of my investment approach which is dynamic and reliant on a variety of factors.

Of course, I cannot guarantee future performance in Cracker Barrel or in any investment. Besides stating the obvious, you should also recognize clearly that I am only seeking one board seat out of eleven on the Board of Cracker Barrel; even if I win, there is no assurance that my ideas would be implemented. However, I certainly anticipate that my involvement will advance thinking, raise expectations, and begin a process for the owners to earn an adequate return on their investment.

* * *

The annual meeting of stockholders for Cracker Barrel can be a highly productive turning point for the Company's customers, employees, and shareholders. It is time for ownership to be properly represented on the Board. I lay my reputation on the line that I am in the stock for the long run, that I have your best interests in mind, and that I will do my best to help improve Cracker Barrel's operating performance.

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It is imperative that you vote and return only the GOLD proxy card. Do not mail the white proxy card sent to you by the Company.

I look forward to serving you as a productive steward of your capital.

Sincerely,

Sardar Biglari

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EXHIBIT A

Relative Shareholder Returns

	Total Shareholder Returns				
	1-Year	3-Year	5-Year	7-Year	10-Year
Cracker Barrel	(19.7%)	63.5%	10.2%	26.7%	111.0%
S&P Restaurant Index	22.9%	70.3%	103.5%	202.8%	333.6%
S&P 600 Restaurant Index	(4.4%)	30.2%	(7.6%)	11.8%	90.3%
S&P 1500 Restaurant Index	21.5%	70.2%	82.0%	150.4%	260.4%

Relative Shareholder Returns — Equal Weight

	Total Shareholder Returns				
	1-Year	3-Year	5-Year	7-Year	10-Year
Cracker Barrel	(19.7%)	63.5%	10.2%	26.7%	111.0%
S&P Restaurant Index (Equal Weight)	31.6%	156.9%	162.2%	245.0%	392.8%
S&P 600 Restaurant Index (Equal Weight)	0.6%	43.2%	1.9%	26.8%	143.2%
S&P 1500 Restaurant Index (Equal Weight)	8.3%	66.8%	34.3%	74.4%	200.0%

	Number of Constituents	Cumulative Market Cap *($ Billions)*
S&P Restaurant Index	5	156.6
S&P 600 Restaurant Index	16	10.4
S&P 1500 Restaurant Index	26	176.0

Notes

The S&P Restaurant Index is a widely used capitalization-weighted index of the restaurant companies in the S&P 500 Index. Cracker Barrel Old Country Store, Inc. ("Cracker Barrel") in its November 21, 2011 letter compared itself to the S&P 500 Index but not to the restaurant companies in the S&P 500 Index. Instead, Cracker Barrel compared itself to the S&P 600 Restaurant Index. We believe the S&P Restaurant Index and the S&P 1500 Restaurant Index are more appropriate benchmarks than the S&P 600 Restaurant Index. As disclosed above, the 16 companies that comprise the S&P 600 Restaurant Index have an aggregate market capitalization of only $10.4 billion, of which Cracker Barrel represents approximately 8.8%. In contrast, the S&P 1500 Restaurant Index is comprised of 26 companies with aggregate market capitalization of $176.0 billion, of which Cracker Barrel represents only approximately 0.5%. Accordingly, we believe that the S&P Restaurant Index and S&P 1500 Restaurant Index are broader representations of the performance of the restaurant industry.

Cracker Barrel is a constituent of both the S&P 1500 Restaurant Index and the S&P 600 Restaurant Index. All share prices used to calculate Total Shareholder Return and market capitalization are as of September 30, 2011.

The S&P Restaurant Index is a capitalization-weighted index of the restaurant companies in the S&P 500 Index. The S&P Restaurant Index is comprised of Darden Restaurants Inc., Chipotle Mexican Grill Inc., McDonald's Corp., Starbucks Corp., and Yum! Brands Inc.

The S&P 600 Restaurant Index is a capitalization-weighted index of the restaurant companies in the S&P 600 Index. The S&P 600 Restaurant Index is comprised of BJ's Restaurants Inc, Biglari Holdings Inc., Buffalo Wild Wings, CEC Entertainment Inc., Cracker Barrel Old Country Store Inc., DineEquity Inc., Jack in the Box Inc., O'Charleys Inc., PF Chang's China Bistro Inc.,

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Papa John's Intl Inc., Peets Coffee & Tea Inc., Red Robin Gourmet Burgers, Ruby Tuesday Inc., Ruth's Hospitality Group, Inc., Sonic Corp. and Texas Roadhouse.

The S&P 1500 Restaurant Index is a capitalization-weighted index of the restaurant companies in the S&P 1500 Index. The S&P 1500 Restaurant Index is comprised of all companies included in the S&P Restaurant Index and S&P 600 Restaurant Index, as well as Bob Evans Farms, Brinker Intl Inc., Cheesecake Factory Inc., Panera Bread Co., and The Wendy's Company.

The S&P Restaurant Index (Equal Weight) is derived from, and has the same constituents as, the capitalization weighted S&P Restaurant Index, but each company in such index is weighted on an equal basis. The S&P 600 Restaurant Index (Equal Weight) is derived from, and has the same constituents as, the capitalization weighted S&P 600 Restaurant Index, but each company in such index is weighted on an equal basis. The S&P 1500 Restaurant Index (Equal Weight) is derived from, and has the same constituents as, the capitalization weighted S&P 1500 Restaurant Index, but each company in such index is weighted on an equal basis.

The data has been prepared by Zacks Investment Research, Inc. Used with permission. All rights reserved. Copyright 1979-2011 - Index Data Source: Copyright Standard and Poor's, Inc., a division of McGraw Hill. Used with permission. All rights reserved.

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EXHIBIT B: PUBLICLY TRADED RESTAURANT COMPANIES WHOSE DIRECTORS SERVE AS THE DIRECTOR OR OFFICER OF ANOTHER RESTAURANT COMPANY

Following is a list of restaurant companies traded on the New York Stock Exchange or Nasdaq that have one or more directors who serve as a director or officer of another restaurant company. All information presented herein is based solely on information made publicly available in filings with the Securities Exchange Commission.

1 Bob Evans Farms, Inc. (BOBE)

E. William Ingram
CEO - White Castle System, Inc.

2 Bravo Brio Restaurant Group, Inc. (BBRG)

Fortunato Valenti
CEO - Patina Restaurant Group, LLC

David Pittaway
Morton's Restaurant Group, Inc. (MRT)
The Cheesecake Factory Incorporated (CAKE)

3 Brinker International, Inc. (EAT)

Michael Dixon
Pinkberry

Jon Luther
Dunkin' Brands Group, Inc. (DNKN)

4 Caribou Coffee Company, Inc. (CBOU)

Wallace Doolin
Famous Dave's of America, Inc. (DAVE)

5 Carrols Restaurant Group, Inc. (TAST)

Alan Vituli (CEO)
Ruth's Hospitality Group, Inc. (RUTH)

6 CEC Entertainment, Inc. (CEC)

Louis Neeb
Denny's Corporation (DENN)

Walter Tyree
Cracker Barrel Old Country Store, Inc. (CBRL)

7 The Cheesecake Factory Incorporated (CAKE)

David Pittaway
Morton's Restaurant Group, Inc. (MRT)
Bravo Brio Restaurant Group, Inc. (BBRG)

8 Cosi, Inc. (COSI)

Creed Ford
Co-CEO - Fired Up, Inc.

Michael O'Donnell
CEO - Ruth's Hospitality Group, Inc. (RUTH)
LRI Holdings, Inc.

Robert Merritt
Ruth's Hospitality Group, Inc. (RUTH)

9 Denny's Corporation (DENN)

Louis Neeb
CEC Entertainment, Inc. (CEC)

10 Domino's Pizza, Inc. (DPZ)

Richard Federico
Co-CEO - P.F. Chang's China Bistro, Inc. (PFCB)
Jamba, Inc. (JMBA)

Andrew Balson
OSI Restaurant Partners, LLC
Dunkin' Brands Group Inc (DNKN)

11 Dunkin' Brands Group, Inc. (DNKN)

Andrew Balson
OSI Restaurant Partners, LLC
Domino's Pizza, Inc. (DPZ)

Jon Luther
Brinker International, Inc. (EAT)

Mark Nunnelly
OSI Restaurant Partners, LLC

Publicly-traded restaurant companies listed on the NYSE or NASDAQ – as of 12/1/2011.

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12 <u>Famous Dave's of America, Inc. (DAVE)</u>

Wallace Doolin
Caribou Coffee Company, Inc. (CBOU)

13 <u>Good Times Restaurants Inc. (GTIM)</u>

Gary Heller
Elephant & Castle Group Inc.

Keith Radford
Elephant & Castle Group Inc.

14 <u>Jamba, Inc. (JMBA)</u>

Richard L. Federico
Co-CEO - PF Chang's China Bistro (PFCB)
Domino's Pizza (DPZ)

Brian Swette
Burger King Holdings, Inc. (BKC)

Lesley Howe
P.F. Chang's China Bistro, Inc. (PFCB)

15 <u>Luby's Inc. (LUB)</u>

Christopher Pappas (CEO)
CEO - Pappas Restaurants, Inc.

Harris Pappas
Pappas Restaurants, Inc.

16 <u>McCormick & Schmick's Seafood Restaurant (MSSR)</u>

Christine Deputy
Dunkin' Brands Group, Inc. (DNKN)

17 <u>Mortons Restaurant Group, Inc. (MRT)</u>

David Pittaway
Bravo Brio Restaurant Group, Inc. (BBRG)
The Cheesecake Factory Incorporated (CAKE)

18 <u>O'Charley's Inc. (CHUX)</u>

Douglas Benham
Sonic Corporation (SONC)

19 <u>Papa John's Int'l, Inc. (PZZA)</u>

Wayne Taylor
CEO - Texas Roadhouse, Inc. (TXRH)

20 <u>P.F. Chang's China Bistro, Inc. (PFCB)</u>

Richard Federico (Co-CEO)
Domino's Pizza, Inc. (DPZ)
Jamba, Inc. (JMBA)

Lesley Howe
Jamba, Inc. (JMBA)

James Shennan
Starbucks Corporation (SBUX)

21 <u>Pizza Inn Inc. (PZZI)</u>

Steven Johnson
CEO - F&H Acquisition Corp.

Clinton Coleman
F&H Acquisition Corp.

James Zielke
F&H Acquisition Corp.

22 <u>Ruth's Hospitality Group, Inc. (RUTH)</u>

Michael O'Donnell (CEO)
Cosi, Inc. (COSI)
LRI Holdings, Inc.

Alan Vituli
CEO - Carrols Restaurant Group, Inc. (TAST)

Robert Merritt
Cosi, Inc. (COSI)

23 <u>Sonic Corporation (SONC)</u>

Douglas Benham
O'Charley's Inc. (CHUX)

24 <u>Starbucks Corporation (SBUX)</u>

James Shennan
P.F. Chang's China Bistro, Inc. (PFCB)

25 <u>Texas Roadhouse, Inc. (TXRH)</u>

Wayne Taylor (CEO)
Papa John's Int'l, Inc. (PZZA)

Publicly-traded restaurant companies listed on the NYSE or NASDAQ – as of 12/1/2011.

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EXHIBIT C

Following are provisions of the Tennessee Business Combination Act and Tennessee Control Share Acquisition Act referenced in the attached letter. These provisions are excerpts from these statutes and are qualified in their entirety by reference to the full text of such statutes.

Tennessee Code

Business Combination Act

48-103-203. Part definitions.

As used in this part, unless the context otherwise requires:

…

(11) "Interested shareholder," when used in reference to any resident domestic corporation, means any person (other than such resident domestic corporation or any subsidiary of such resident domestic corporation) that:

(A) (i) Is the beneficial owner, directly or indirectly, of ten percent (10%) or more of the voting power of any class or series of the then outstanding voting stock of such resident domestic corporation; or

(ii) Is an affiliate or associate of such resident domestic corporation and at any time within the five-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of ten percent (10%) or more of the voting power of any class or series of the then outstanding stock of such resident domestic corporation;

…

(17) "Share acquisition date," with respect to any person and any resident domestic corporation, means the date that such person first becomes an interested shareholder of such resident domestic corporation;

…

48-103-205. Business combination prohibited for five-year period -- Exceptions.

Notwithstanding any other applicable provisions which may be contained in the Tennessee Business Corporation Act, compiled in chapters 11-27 of this title, or other Tennessee statutes to the contrary, no resident domestic corporation shall engage in any business combination, or vote, consent, or otherwise act to authorize a subsidiary of the resident domestic corporation to engage in any business combination, with, with

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respect to, proposed by or on behalf of, or pursuant to any agreement, arrangement or understanding (whether or not in writing) with any interested shareholder of such resident domestic corporation or any affiliate or associate of such interested shareholder for a period of five (5) years following such interested shareholder's share acquisition date unless:

(1) Such business combination or the transaction which resulted in the shareholder becoming an interested shareholder is approved by the board of directors of such resident domestic corporation prior to such interested shareholder's share acquisition date, and the proposed business combination satisfies any additional applicable requirements imposed by law and by the charter or bylaws of such resident domestic corporation; or

(2) The business combination is not subject to regulation under this part by virtue of the provisions of § 48-103-207.

* * *

Control Share Acquisition Act

48-103-302. Part definitions.

As used in this part, unless the context otherwise requires:

…

(3) **(A)** "Control share acquisition" means the acquisition, directly or indirectly, by any person of ownership of, or the power to direct the exercise of voting power with respect to, issued and outstanding control shares. All shares acquired within ninety (90) days and all shares acquired pursuant to a plan to make a control share acquisition shall be deemed to have been acquired in the same acquisition for purposes of this subdivision (3);

…

(4) "Control shares" means shares which, but for the provisions of this part, would have voting power with respect to shares of a corporation that, when added to all other shares of the corporation owned by a person or with respect to which that person may exercise or direct the exercise of voting power, except by virtue of a revocable proxy or written consent, would entitle that person, immediately upon acquisition of the shares, to exercise or direct the exercise of voting power of the corporation in the election of directors within any of the following ranges of voting power:

(A) One fifth (1/5) or more but less than one third (1/3) of all voting power;

(B) One third (1/3) or more but less than a majority of all voting power; or

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(C) A majority or more of all voting power;

provided, that "control shares" includes such shares only to the extent to which their acquisition causes the acquiring person to exceed any threshold of voting power set forth above for which approval has not been obtained previously pursuant to § 48-103-307;

…

(6) "Interested shares" means the shares of a corporation which are owned, or with respect to which an irrevocable proxy is held, by:

(A) An acquiring person;

(B) Any officer of the corporation; or

(C) Any employee of the corporation who is also a director of the corporation;

…

48-103-303. Voting rights generally.

Control shares of a corporation that are acquired in a control share acquisition shall have only such voting rights as shall be conferred pursuant to § 48-103-307.

48-103-307. Shareholder approval of voting rights.

Control shares acquired in a control share acquisition shall have the same voting rights as all other shares of the same class or series only if approved by resolution of the corporation's shareholders at an annual or special meeting convened pursuant to § 48-103-306. Such resolution must be approved at such meeting by the holders of a majority of all of the shares entitled to vote generally with respect to the election of directors except interested shares, which shall not be entitled to vote with respect to such resolution. If no such resolution is approved, such shares shall regain their voting rights upon transfer to another person unless such transfer constitutes a control share acquisition by the acquiror, in which case the voting rights of such shares shall be subject to the provisions hereof. Sections 48-17-104 and 48-17-208 shall not apply to the shareholder approval contemplated by this part.

* * *

CERTAIN INFORMATION CONCERNING PARTICIPANTS

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